Exhibit 99.1

FOR IMMEDIATE RELEASE

LIVE NATION ENTERTAINMENT REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

- Merger integration efforts on track to achieve 2010 synergies of $40 million -

- Completed $1.45 billion refinancing, simplifying capital structure and improving liquidity -

LOS ANGELES – May 10, 2010 – Live Nation Entertainment (NYSE: LYV) today released financial results for the three months ended March 31, 2010. On January 25, 2010, Live Nation completed its merger with Ticketmaster; consequently, first quarter 2010 results include the legacy Ticketmaster operations from the closing date through March 31, 2010.

“During the first quarter, we moved forward with integrating our operations, streamlining our cost structure and strengthening our balance sheet,” said Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment. “We remain on track in eliminating redundancies and driving a minimum of $40 million in merger synergies across our operations in 2010. In addition, we believe that our recently closed debt refinancing will further improve our financial position by providing operating benefits through a simplified capital structure and substantially improved liquidity. Our core concert and ticketing businesses are entering the busiest time of the year and show count and ticket sales globally remain on track to achieve our plan for 2010.”

“Our current artist pipeline is strong and we are excited about the upcoming tour cycles for several of our key artists, including the Eagles, Christina Aguilera, John Mayer, Kings of Leon and Ke$ha,” said Irving Azoff, Executive Chairman of Live Nation Entertainment. “We have expanded our artist management operations by opening an office in London and adding new artist relationships including the Glee tour. With the completion of the merger, we are focused on streamlining our combined merchandise businesses to drive profitability.”

Key operating metrics related to the Live Nation business, as outlined below, include the legacy Ticketmaster operations from the date of the merger through March 31, 2010.

METRICS

(Unaudited; $ in millions except as noted)
Key Drivers	Q1 2010	Q1 2009	Variance (Qtr)
CONCERTS
Talent Costs and Other Event Direct Operating Expenses	$327.8	$328.8	(0.3)%
Talent and Other Event Expenses as % of Total Revenue	80.3%	79.6%
Number of Live Rights (Concerts) (est.)	4,467	4,451	0.4%
Total Attendance (rounded, est.)	6,835,000	7,054,000	(3.1)%
Total Revenue per Attendee (whole $)	$59.71	$58.57	1.9%
E-COMMERCE
# of Tickets Sold on TM.com & LN.com (rounded, est.)	18,296,000	1,605,000	**
# of Average Monthly Unique Visitors (rounded, est.)	26,100,000	7,000,000	**
Online Advertising & Upsell Revenue	$11.5	$1.6	**
SPONSORSHIP
Number of Sponsors - as of period end (est.)	375	304	23.4%
Sponsorship Revenue Recognized	$21.2	$19.2	10.4%
Average Sponsorship Revenue per Sponsor (rounded, whole $)	$57,000	$63,000	(9.5)%
TICKETING
Royalty & Other Direct Ticketing Expenses	$103.1	$5.0	**
Royalty & Other Direct Ticketing Expenses as % of Total Revenue	49.4%	55.6%
# of Tickets Sold	25,143,000	3,424,000	**

**	Not meaningful

(Unaudited; $ in millions, tickets in thousands)
Primary Ticketing Volume Trends by Category (1)	First Quarter - 2010
	Gross Value of Tickets Sold	Ticket Volume Total Tickets	Ticket Mix % of Total

Concerts	$910	13,123	52%
Sports	$215	4,804	19%
Arts & Theater	$186	3,605	14%
Family	$123	2,784	11%
Other (2)	$71	827	4%

Total	$1,505	25,143	100%

(1)	The number and gross value of tickets sold are inclusive of primary and secondary tickets.
(2)	Other category includes tickets for: comedy shows; parking; audio and facility tours; donations; lectures; and seminars.

Our results of operations, as outlined below, include the results of the legacy Ticketmaster operations from the date of the merger through March 31, 2010.

REPORTED FINANCIAL HIGHLIGHTS – 1st QUARTER

(Unaudited)

	Q1 2010	Q1 2009	Growth
	($ in millions)
Revenue
Concerts	$408.1	$413.2	(1.2)%
Artist Nation	69.4	41.7	66.4%
Ticketing	208.9	9.0	**
Sponsorship	21.2	19.2	10.4%
E-Commerce	18.1	1.8	**
Other & Eliminations	(2.7)	—	**

	$723.0	$484.9	49.1%

				Margins
				Q1 2010	Q1 2009
Adjusted Operating Income (Loss)
Concerts	$(42.5)	$(27.4)	(55.1)%	(10.4)%	(6.6)%
Artist Nation	0.8	(0.9)	**	1.1%	(2.2)%
Ticketing	45.8	(3.1)	**	21.9%	**
Sponsorship	8.6	5.8	48.3%	40.6%	30.2%
E-Commerce	7.7	(2.9)	**	42.5%	**
Other & Eliminations	0.2	0.2	—
Corporate	(19.2)	(11.2)	**

	$1.4	$(39.5)	**	0.2%	(8.1)%

Operating Income (Loss)
Concerts	$(72.9)	$(62.3)	(17.0)%	(17.9)%	(15.1)%
Artist Nation	(8.4)	(4.2)	**	(12.1)%	(10.0)%
Ticketing	15.8	(5.9)	**	7.6%	**
Sponsorship	8.4	5.7	47.4%	39.6%	29.7%
E-Commerce	5.0	(4.5)	**	27.6%	**
Other & Eliminations	0.2	0.1	**
Corporate	(33.0)	(13.4)	**

	$(84.9)	$(84.5)	—	(11.7)%	(17.4)%

Acquisition Expenses:
Concerts	$—	$0.1
Artist Nation	0.2	—
Ticketing	3.7	—
Sponsorship	0.3	—
E-Commerce	0.2	—
Other & Eliminations	—	—
Corporate	14.2	3.7

	$(103.5)	$(88.3)	(17.2)%	(14.3)%	(18.2)%

**	percentages are not meaningful

The highlights of our financial information for the first quarter of 2010 as compared to the first quarter of 2009 are as follows:

Revenue change – Total increase of $238.1 million, primarily driven by:

•	$243.9 million – Increase in Artist Nation, Ticketing and E-Commerce segments primarily driven by the incorporation of Ticketmaster results after the completion of the merger.

•	$18.0 million – Foreign exchange movements, primarily in Concerts.

•	($21.8) million – Decline in Concerts driven by a decrease in the number of events and attendance for amphitheaters, arenas and clubs.

Adjusted Operating Income (Loss) change – Total increase of $40.9 million, primarily driven by:

•	$53.2 million – Increase in Ticketing, Artist Nation, E-Commerce and Corporate primarily resulting from our merger with Ticketmaster.

•	($15.1) million – Decline in Concerts primarily related to a $13.4 million allowance recorded related to collectibility concerns around certain artist advances and a slight decline in show results.

Operating Income (Loss) change – Total decrease of $15.2 million, primarily driven by:

•	$40.9 million – Overall increase in Adjusted Operating Income (Loss) noted above.

•	($17.2) million – Increase in depreciation and amortization primarily driven by the incorporation of the Ticketmaster results after the completion of the merger.

•	($14.8) million – Acquisition expenses, primarily in Corporate and Ticketing. These costs are primarily related to severance expenses and transaction costs related to the Ticketmaster merger.

•	($4.8) million – Increased loss on sale of operating assets primarily due to the $4.5 million loss resulting from our sale of Paciolan in the first quarter of 2010.

•	($19.3) million – Increase in non-cash compensation expense primarily driven by equity awards exchanged and accelerated due to the Ticketmaster merger.

Other Information –

•	We currently expect capital expenditures to be approximately $100.0 million for 2010, with approximately half of that amount expected to be spent on maintenance capital projects.

•	We have transitioned our Live Nation tickets in our owned and/or operated venues in North America from our ticketing platform back to the Ticketmaster Host platform.

•

As of March 31, 2010, our cash and cash equivalents were $825.2 million and our total long-term debt was $1,526.8 million, including $117.0 million outstanding on our revolving credit facility. Free cash as of March 31, 2010 was $162.6 million and free cash flow was ($36.3) million for the first quarter of 2010 as compared to ($57.6) million in 2009.

•

For the three months ended March 31, 2010, maintenance capital expenditures were $7.3 million and capital expenditures for revenue generating projects were $4.7 million, a total of $12.0 million as compared to $12.6 million in 2009.

Live Nation Combined Financial Summary

In order to give comparable information, the results of operations below include the results of the legacy Ticketmaster operations from the date of the merger (January 25) through March 31 for each of 2010 and 2009.

COMBINED FINANCIAL HIGHLIGHTS – 1st QUARTER

(Unaudited)

	Q1 2010	Q1 2009	Growth
	($ in millions)
Revenue
Concerts	$408.1	$413.2	(1.2)%
Artist Nation	69.4	73.0	(4.9)%
Ticketing	208.9	255.6	(18.3)%
Sponsorship	21.2	19.2	10.4%
E-Commerce	18.1	14.6	24.0%
Other & Eliminations	(2.7)	—	**

	$723.0	$775.6	(6.8)%

				Margins
				Q1 2010	Q1 2009
Adjusted Operating Income (Loss)
Concerts	$(42.5)	$(27.4)	(55.1)%	(10.4)%	(6.6)%
Artist Nation	0.8	2.2	(63.6)%	1.1%	3.0%
Ticketing	45.8	46.8	(2.1)%	21.9%	18.3%
Sponsorship	8.6	5.8	48.3%	40.6%	30.2%
E-Commerce	7.7	6.0	28.3%	42.5%	41.1%
Other & Eliminations	0.2	0.2	—
Corporate	(19.2)	(24.4)	21.3%

	$1.4	$9.2	(84.8)%	0.2%	1.2%

Operating Income (Loss)
Concerts	$(72.9)	$(62.3)	(17.0)%	(17.9)%	(15.1)%
Artist Nation	(8.4)	(10.5)	20.0%	(12.1)%	(14.4)%
Ticketing	15.8	28.9	(45.3)%	7.6%	11.3%
Sponsorship	8.4	5.7	47.4%	39.6%	29.7%
E-Commerce	5.0	3.9	28.2%	27.6%	26.7%
Other & Eliminations	0.2	0.1	**
Corporate	(33.0)	(27.8)	(18.7)%

	$(84.9)	$(62.0)	(36.8)%	(11.7)%	(8.0)%

Acquisition Expenses:
Concerts	$—	$0.1
Artist Nation	0.2	—
Ticketing	3.7	—
Sponsorship	0.3	—
E-Commerce	0.2	—
Other & Eliminations	—	—
Corporate	14.2	4.9

	$(103.5)	$(67.0)	(54.5)%	(14.3)%	(8.6)%

**	percentages are not meaningful

Live Nation Combined Metrics

In order to give comparable information, selected metrics below include the results of the legacy Ticketmaster operations from the date of the merger (January 25) through March 31 for each of 2010 and 2009.

METRICS

(Unaudited; $ in millions except as noted)
Key Drivers	Q1 2010	Q1 2009	Variance (Qtr)
TICKETING
Royalty & Other Direct Ticketing Expenses	$103.1	$137.6	(25.1)%
Royalty & Other Direct Ticketing Expenses as % of Total Revenue	49.3%	53.8%
# of Tickets Sold	25,143,000	29,931,000	(16.0)%

(Unaudited; $ in millions, tickets in thousands)
Primary Ticketing Volume Trends by Category (1)	First Quarter - 2009
	Gross Value of Tickets Sold	Ticket Volume Total Tickets	Ticket Mix % of Total
Concerts	$1,240	17,127	57%
Sports	$215	5,114	17%
Arts & Theater	$207	4,174	14%
Family	$113	2,714	9%
Other (2)	$81	801	3%

Total	$1,856	29,930	100%

(1)	The number and gross value of tickets sold are inclusive of primary and secondary tickets.
(2)	Other category includes tickets for: comedy shows; parking; audio and facility tours; donations; lectures; and seminars.

Conference Call:

The company will host a teleconference today, May 10, 2010 at 5:00 p.m. Eastern Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 63943468. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to start time to ensure a connection. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Live Nation website through May 17, 2010.

About Live Nation Entertainment:

Live Nation Entertainment (NYSE:LYV) is the largest live entertainment company in the world, consisting of five businesses: concert promotion and venue operations, sponsorship, ticketing solutions, e-commerce and artist management. Live Nation seeks to innovate and enhance the live entertainment experience for artists and fans: before, during and after the show. In 2009, Live Nation sold 140 million tickets, promoted 21,000 concerts, partnered with 850 sponsors and averaged 25 million unique monthly users of its e-commerce sites. For additional information, visit www.livenation.com/investors.

Investor and Media Contact:

Linda Bandov

Live Nation Entertainment, Inc.

(310) 867-7000

lindabandov@livenation.com

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31 ,
	2010	2009
	(in thousands except share and per share data)
Revenue	$722,953	$484,912
Operating expenses:
Direct operating expenses	485,153	373,060
Selling, general and administrative expenses	231,271	140,902
Depreciation and amortization	59,319	42,083
Loss (gain) on sale of operating assets	4,571	(264)
Corporate expenses	37,124	13,532
Acquisition transaction expenses	9,017	3,858

Operating loss	(103,502)	(88,259)
Interest expense	26,505	17,255
Interest income	(674)	(990)
Equity in earnings of nonconsolidated affiliates	(547)	(183)
Other expense (income)—net	(1,068)	1,694

Loss from continuing operations before income taxes	(127,718)	(106,035)
Income tax expense (benefit):
Current	(1,842)	1,699
Deferred	(13,488)	(1,613)

Loss from continuing operations	(112,388)	(106,121)
Income (loss) from discontinued operations, net of tax	(303)	2,964

Net loss	(112,691)	(103,157)
Net loss attributable to noncontrolling interests	(738)	(450)

Net loss attributable to Live Nation Entertainment, Inc.	$(111,953)	$(102,707)

Basic and diluted net income (loss) per common share attributable to common stockholders:

Loss from continuing operations attributable to Live Nation Entertainment, Inc.	$(0.76)	$(1.33)

Income (loss) from discontinued operations attributable to Live Nation Entertainment, Inc.	—	0.04

Net loss attributable to Live Nation Entertainment, Inc.	$(0.76)	$(1.29)

Weighted average common shares outstanding:
Basic and diluted	146,300,907	79,601,562

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$825,197	$236,955
Accounts receivable, less allowance of $8,511 as of March 31, 2010 and $8,230 as of December 31, 2009	263,952	176,179
Prepaid expenses	468,557	277,599
Other current assets	51,395	27,133

Total current assets	1,609,101	717,866
PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	875,035	875,958
Computer equipment and capitalized software	177,085	131,875
Furniture and other equipment	165,409	156,756
Construction in progress	26,810	17,398

	1,244,339	1,181,987
Less accumulated depreciation	459,247	432,003

	785,092	749,984
INTANGIBLE ASSETS
Definite-lived intangible assets—net	952,118	442,641
Indefinite-lived intangible assets	381,991	28,248
Goodwill	1,169,785	204,672
OTHER LONG-TERM ASSETS
Investments in nonconsolidated affiliates	27,446	2,077
Other long-term assets	211,905	196,271

Total assets	$5,137,438	$2,341,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable, client accounts	$390,427	$—
Accounts payable	80,330	50,844
Accrued expenses	407,482	357,138
Deferred revenue	598,574	284,536
Current portion of long-term debt	39,203	41,032
Other current liabilities	49,997	18,684

Total current liabilities	1,566,013	752,234

Long-term debt, net	1,487,575	699,037
Long-term deferred income taxes	224,797	30,480
Other long-term liabilities	165,456	94,567
Series A and Series B redeemable preferred stock	40,000	40,000
Commitments and contingent liabilities

Redeemable noncontrolling interests	119,409	—

STOCKHOLDERS’ EQUITY
Common stock	1,717	860
Additional paid-in capital	2,028,162	1,090,572
Accumulated deficit	(545,738)	(433,785)
Cost of shares held in treasury	(9,962)	(9,529)
Accumulated other comprehensive income (loss)	(40,037)	4,199

Total Live Nation Entertainment, Inc. stockholders’ equity	1,434,142	652,317
Noncontrolling interests	100,046	73,124

Total stockholders’ equity	1,534,188	725,441

Total liabilities and stockholders’ equity	$5,137,438	$2,341,759

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(112,691)	$(103,157)
Reconciling items:
Depreciation	30,971	29,100
Amortization of intangible assets	28,348	14,313
Deferred income tax benefit	(13,488)	(1,146)
Amortization of debt issuance costs	783	855
Amortization of debt discount/premium, net	2,037	2,123
Non-cash compensation expense	22,422	3,076
Loss (gain) on sale of operating assets	4,874	(268)
Equity in earnings of nonconsolidated affiliates	(547)	(575)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	45,428	(16,126)
Increase in prepaid expenses	(150,772)	(188,693)
Increase in other assets	(162)	(20,172)
Decrease in accounts payable, client accounts	(639)	—
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(60,255)	8,447
Increase in deferred revenue	293,192	474,160

Net cash provided by operating activities	89,501	201,937

CASH FLOWS FROM INVESTING ACTIVITIES
Collections of notes receivable	19	117
Advances to notes receivable	—	(111)
Distributions from nonconsolidated affiliates	836	1,245
Investments made in nonconsolidated affiliates	—	(15)
Purchases of property, plant and equipment	(13,083)	(23,962)
Proceeds from disposal of operating assets, net of cash divested	20,643	12,926
Cash paid for acquisitions, net of cash acquired	569,210	(2,660)
Purchases of intangible assets	(7,201)	(860)
Decrease in other—net	412	117

Net cash provided by (used in) investing activities	570,836	(13,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	147,303	153,367
Payments on long-term debt	(193,321)	(176,037)
Contributions from noncontrolling interest partners	8	—
Distributions to noncontrolling interest partners	(6,687)	(42)
Proceeds from exercise of stock options	2,163	—
Issuance of treasury stock	—	1,553
Equity issuance costs	(40)	—
Payments for purchases of common stock	(1,567)	(5,803)

Net cash used in financing activities	(52,141)	(26,962)
Effect of exchange rate changes on cash and cash equivalents	(19,954)	(4,328)

Net increase in cash and cash equivalents	588,242	157,444
Cash and cash equivalents at beginning of period	236,955	199,660

Cash and cash equivalents at end of period	$825,197	$357,104

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of Live Nation’s business, including with respect to its current artist pipeline and the upcoming summer concert season; the company’s anticipated achievement of its strategic objectives; the company’s ability to achieve its targeted synergies and realize other anticipated benefits associated with its merger with Ticketmaster; the company’s anticipated improvements to its financial position and liquidity as a result of its recent refinancing; the company’s planned capital expenditures; and the company’s expected show count and ticket sales. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, challenges related to the post-merger integration of Live Nation and Ticketmaster, the potential impact of the economic slowdown and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including merger bonuses, payments under the Azoff Trust note and merger-related severance), depreciation and amortization (including goodwill impairment), loss (gain) on sale of operating assets and non-cash compensation expense. The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to minority interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and for cash collected on behalf of others for ticket sales, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance venue and other revenue generating expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss) – First Quarter

($ in millions)	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Acquisition expenses	Depreciation and amortization	Operating income (loss)
	Three months ended March 31, 2010
Concerts	$(42.5)	$2.0	$—	$—	$28.4	$(72.9)
Artist Nation	0.8	1.3	—	0.2	7.9	(8.6)
Ticketing	45.8	5.9	4.6	3.7	19.5	12.1
Sponsorship	8.6	0.1	—	0.3	0.1	8.1
E-Commerce	7.7	—	—	0.2	2.7	4.8
Other & Eliminations	0.2	—	—	—	—	0.2
Corporate	(19.2)	13.1	—	14.2	0.7	(47.2)

Total Live Nation	$1.4	$22.4	$4.6	$18.6	$59.3	$(103.5)

	Three months ended March 31, 2009
Concerts	$(27.4)	$0.7	$(0.3)	$0.1	$34.5	$(62.4)
Artist Nation	(0.9)	0.3	—	—	3.0	(4.2)
Ticketing	(3.1)	—	—	—	2.8	(5.9)
Sponsorship	5.8	—	—	—	0.1	5.7
E-Commerce	(2.9)	0.2	—	—	1.4	(4.5)
Other & Eliminations	0.2	—	—	—	0.1	0.1
Corporate	(11.2)	1.9	—	3.7	0.3	(17.1)

Total Live Nation	$(39.5)	$3.1	$(0.3)	$3.8	$42.2	$(88.3)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow – First Quarter

($ in millions)	Q1 2010	Q1 2009
Adjusted operating income (loss)	$1.4	$(39.5)
Less: Cash interest expense — net	(22.7)	(13.3)
Cash taxes	(1.8)	(3.0)
Maintenance capital expenditures	(7.3)	(3.0)
Distributions to minority interest partners	(6.7)	(0.0)
Distributions from (contributions to) investments in nonconsolidated affiliates	0.8	1.2

Free cash flow	$(36.3)	$(57.6)

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	March 31, 2010
Cash and cash equivalents	$825.2
Deferred revenue	(556.1)
Accrued artist fees	(11.6)
Collections on behalf of others	(46.5)
Client cash	(342.9)
Prepaids related to artist settlements/events	294.5

Free cash	$162.6

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss) – First Quarter

Live Nation Combined

($ in millions)	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Acquisition expenses	Depreciation and amortization	Operating income (loss)
	Three months ended March 31, 2009
Concerts	$(27.4)	$0.7	$(0.3)	$0.1	$34.5	$(62.4)
Artist Nation	2.2	3.4	—	—	9.3	(10.5)
Ticketing	46.8	1.5	—	—	16.4	28.9
Sponsorship	5.8	—	—	—	0.1	5.7
E-Commerce	6.0	0.2	—	—	1.9	3.9
Other & Eliminations	0.2	—	—	—	0.1	0.1
Corporate	(24.4)	3.1	—	4.9	0.3	(32.7)

Total Live Nation	$9.2	$8.9	$(0.3)	$5.0	$62.6	$(67.0)